SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Next, Inc. (the “Company”) has signed a promissory note dated September 30, 2005 with First Federal Savings Bank of Wabash (“First Federal”) to refinance three existing promissory notes totaling $3,225,809. The first note on plant, building, and equipment, had an outstanding balance, including accrued interest, of $2,672,922.  Two other notes on various equipment had outstanding balances, including accrued interest, of $155,470 and $365,479.  Loan origination fees of $31,938 were also included in the refinancing.  The new loan has a term of 15 years.  The Company will make principal and interest payments of $29,263 over a 5 year term at 7.0% interest.  After 5 years, the note becomes a variable rate loan and the interest rates and amounts due for principal and interest could change.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date: October 4, 2005

        By: /s/ Charles L. Thompson

        Charles L. Thompson

        Chief Financial Officer